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EXHIBIT 4.6

FIFTH AMENDMENT
TO THE
GEORGIA GULF CORPORATION
SAVINGS AND CAPITAL GROWTH PLAN

(As Amended and Restated Effective as of January 1, 1997)

        THIS AMENDMENT to the Georgia Gulf Corporation Savings and Capital Growth Plan, as amended and restated effective as of January 1, 1997 ("Plan") made this 21st day of March, 2002, by Georgia Gulf Corporation, a corporation organized and existing under the laws of the State of Delaware ("Company"), to be effective as of January 1, 1997.

W I T N E S S E T H:

        WHEREAS, the Company sponsors and maintains the Plan for the exclusive benefit of its employees and their beneficiaries and, pursuant to Section 12.2 thereof, the Company has the right to amend the Plan at any time;

        WHEREAS, the Company amended and restated the Plan in its entirety on June 2, 1999, to be effective as of January 1, 1997, and has further amended the Plan on February 10, 2000, April 27, 2001, and October 2, 2001; and

        WHEREAS, the Company wishes further to amend the Plan at this time in order to obtain a favorable determination letter from the Internal Revenue Service on the qualified status of the Plan and for other purposes;

        NOW, THEREFORE, the Plan is hereby amended as follows, effective as specified herein:

1.

        Section 1.65 of the Plan is amended by deleting the phrase "or a Qualified Pre-retirement Survivor Annuity," effective as of January 1, 1997.

2.

        All other provisions of the Plan not inconsistent herewith are ratified and confirmed.

        IN WITNESS WHEREOF, this Fifth Amendment to the Plan has been executed and the seal of the Company affixed hereto on the day and year first above written.

COMPANY:
GEORGIA GULF CORPORATION
		By:	/s/ RICHARD B. MARCHESE
		Title:	Vice President
ATTEST:
By:	/s/ BRADLEY REYNOLDS
Title:	Assistant Secretary

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FIFTH AMENDMENT TO THE GEORGIA GULF CORPORATION SAVINGS AND CAPITAL GROWTH PLAN (As Amended and Restated Effective as of January 1, 1997)